UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Midwest Holding Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act rules 14a6(i)(1) and 0-11

The proxy statement, shareholder letter and Annual Report on Form 10-K are available at

www.edocumentview.com/MDH

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

MIDWEST HOLDING INC.

Time and Date: Tuesday, June 14, 2022, at 10:00 a.m. Central Time

Physical Meeting: This year’s meeting will be held at the Lincoln Marriott Cornhusker Hotel, 333 South 13th Street, Lincoln, Nebraska, 68508.

Items of Business:

1.	To elect three Directors to serve until the Annual Meeting of Stockholders to be held in 2025, or until their successors are elected and qualified;

2.	To consider an amendment to the Midwest Holding Inc. 2020 Long-Term Incentive Plan, including an increase of 150,000 shares reserved for issuance under the Plan;

3.	To consider a non-binding resolution on the frequency of future advisory votes on the compensation of our named executive officers;

4.	To ratify the appointment of Mazars US LLP as our independent registered public accounting firm for 2022; and

5.	To transact such other business as may properly come before the Annual Meeting or to approve any postponements or adjournment(s) thereof.

Our Board of Directors has fixed the close of business on April 20, 2022 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Midwest’s Voting Common Stock may be voted at the Annual Meeting only if the holder is present in person or by valid proxy.

We cordially invite you to attend the Annual Meeting. To ensure your representation at the meeting, please vote promptly even if you plan to attend the meeting in person. You may vote by telephone, over the Internet or, if you have requested paper copies of our proxy materials by mail, by signing, dating and returning the proxy card in the envelope provided. Voting now will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so.

Our Board of Directors recommends that you vote FOR (i) the election of the three Director nominees named in this proxy statement to our Board of Directors; (ii) the proposal to approve an amendment to the Midwest Holding Inc. 2020 Long-Term Incentive Plan; (iii) the proposal to approve, on a non-binding basis, the annual frequency of future advisory votes on the compensation of our named executive officers; (iv) the ratification of the appointment of Mazars US LLP as our independent registered public accounting firm for 2022 and (v) the authorization to transact other proper business or to adjourn the meeting, if necessary or advisable.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Georgette Nicholas, Chief Executive Officer

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

We have elected to use the Notice and Access Model of the Securities and Exchange Commission (“SEC”), which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders. On or before May 5, 2022, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. The proxy statement, shareholder letter and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.edocumentview.com/MDH. In accordance with SEC rules, we do not use “cookies” or other software that identifies visitors accessing these materials on this website. We encourage you to access and review all of the important information contained in the proxy materials before voting.

MIDWEST HOLDING INC.
2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
____________________________________

PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2022
____________________________________

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies from the stockholders of Midwest Holding Inc., a Delaware corporation, to be voted at our 2022 annual meeting of Stockholders (the “Annual Meeting”) to held at the Lincoln Marriott Cornhusker Hotel, 333 South 13th Street, Lincoln, Nebraska, 68508. The terms “Midwest,” “Midwest Holding,” the “Company,” “we,” “us,” and “our” refer to Midwest Holding Inc. YOUR PROXY IS SOLICITED BY MIDWEST’S BOARD OF DIRECTORS. If not otherwise specified, all proxies received pursuant to this solicitation will be voted “FOR” the proposals as specified in this proxy statement and, at the discretion of the proxy holder, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. This proxy statement (including the Notice of Annual Meeting of Stockholders) is first being made available to stockholders beginning on or before May 5, 2022. This proxy statement, including the Notice of 2022 Annual Meeting, proxy card, shareholder letter and Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are collectively referred to herein as the “Meeting Materials.”

Proxy Voting

Stockholders of record on the record date are entitled to vote by proxy before the meeting in the following ways:

By calling 1-800-652-VOTE (8683) (toll free) in the United States or Canada	Online at www.envisionreports.com/MDH	By returning a properly completed, signed and dated proxy card

Notice and Access Model

We are making the Meeting Materials available to stockholders on the Internet under the SEC’s Notice and Access model. On or before May 5, 2022, we will mail to all our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in lieu of mailing a full printed set of the Meeting Materials. Accordingly, our Meeting Materials are first being made available to our stockholders on the Internet at www.edocumentview.com/MDH, on or before May 5, 2022. The Notice includes instructions for accessing the Meeting Materials and voting by mail, telephone or on the Internet at the foregoing address. You will also find instructions for requesting a full printed set of the Meeting Materials in the Notice.

We believe that the electronic method of delivery under the Notice and Access model will decrease postage and printing expenses, expedite delivery of Meeting Materials to you and reduce our environmental impact. We encourage you to take advantage of the availability of Meeting Materials on the Internet. If you received the Notice but would like to receive a full printed set of the Meeting Materials in the mail, you may follow the instructions in the Notice for requesting such materials.

Solicitation/Cost of the Meeting

Proxies are being solicited by Midwest’s Board of Directors (the “Board”). The costs of the solicitation will be borne by Midwest. Proxies may be solicited personally or by mail, telephone, facsimile or email by Directors, officers and employees of Midwest, none of whom will receive any additional compensation for such solicitations. Midwest has also retained Okapi Partners LLC to assist with the solicitation of proxies and has agreed to pay them a fee of approximately $25,000, plus reasonable out-of-pocket expenses, for these services. Midwest will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the Meeting Materials to beneficial owners of Midwest’s shares.

Principal Executive Offices

Our principal executive offices are located at 2900 South 70th Street, Suite 400, Lincoln, Nebraska, 68506.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who can vote at the Annual Meeting?

Record holders of the outstanding shares of $0.001 par value voting common stock of Midwest (the “Common Stock”) at the close of business on April 20, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof. On the Record Date, there were 3,737,564 shares of Common Stock outstanding and entitled to vote.

Stockholder of Record; Shares Registered in your Name

If on the Record Date your shares were registered directly in your name with Midwest’s transfer agent, Computershare Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote by proxy pursuant to the instructions set forth below to ensure your vote is counted.

Beneficial Owner; Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and Meeting Materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting in person. However, because you are not the stockholder of record, you may not vote your shares during the Annual Meeting unless you request and obtain a valid proxy from your brokerage firm, bank or other nominee by contacting such organization who holds your shares to obtain a proxy from them and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy from your brokerage firm, bank or other nominee. We urge you to respond to the request for instructions from your brokerage firm, bank or other organization holding your shares and instruct them to vote FOR the proposals to be considered at the Annual Meeting.

How do I vote prior to the meeting?

Stockholders of record may vote before the meeting as follows:

By Telephone: Stockholders may vote by telephone at 1-800-652-VOTE (8683) by following the instructions included with the Notice. You will need the control number included on the Notice in order to vote by telephone.

By Internet: Stockholders may vote over the Internet at www.envisionreports.com/MDH by following the instructions included on the Notice. You will need the control number included on the Notice to obtain your records and to create an electronic voting instruction form.

By Mail: Stockholders may request a proxy card from us by following the instructions on the Notice. When you receive the proxy card, mark your selections on the proxy card. Date and sign your name exactly as it appears on your proxy card. Mail the proxy card in the enclosed postage-paid envelope provided to you.

If your shares are held in “street name,” you must submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to information provided by your bank, broker or other nominee on how to submit voting instructions.

The deadline for voting by telephone or electronically before the meeting is 1:00 a.m. Eastern Time, on Tuesday, June 14, 2022. Mailed proxy cards with respect to shares held of record must be received by us no later than 5:00 p.m. Central Time on Monday, June 13, 2022.

What am I voting on?

The Company is presenting four proposals for stockholder vote:

1.	To elect three Directors to serve until the Annual Meeting of Stockholders to be held in 2025 or until their successors are elected and qualified;

2.	To consider an amendment to the Midwest Holding Inc. 2020 Long-Term Incentive Plan, including an increase of 150,000 shares reserved for issuance under the Plan;

3.	To consider a non-binding advisory resolution on the frequency of future advisory votes on the compensation of our named executive officers; and

4.	To ratify the appointment of Mazars US LLP as our independent registered public accounting firm for 2022.

How does the Board recommend that I vote on each of the matters?

Our Board recommends that you vote FOR Proposal 1 (election of Directors), FOR Proposal 2 (amendment of the 2020 incentive plan), FOR Proposal 3 (advisory resolution for the annual frequency of future advisory votes on compensation) and FOR Proposal 4 (ratification of appointment of Mazars US LLP).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

What if I vote by proxy but do not make specific choices?

If you voted by proxy without marking any voting selections, then the proxy holders will vote your shares as recommended by the Board on all matters presented in this proxy statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Who is paying for this proxy solicitation?

Midwest will bear the cost of this solicitation, including amounts paid to banks, brokers and other nominees to reimburse them for their expenses in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of Common Stock. Our Directors, officers and employees, at no additional compensation, may also solicit proxies from stockholders by personal contact, by telephone, or by other means if necessary in order to assure sufficient representation at the Annual Meeting. Midwest has also retained Okapi Partners LLC to assist with the solicitation of proxies and has agreed to pay them a fee of approximately $25,000, plus reasonable out-of-pocket expenses, for these services.

Todd Boeve, our Vice President and Corporate Secretary, has been retained to act as inspector of elections at the Annual Meeting.

What does it mean if I receive more than one set of proxy-related materials?

If you receive more than one set of proxy-related materials, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions with respect to each set of proxy-related materials to ensure that all of your shares are voted.

May I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	Notifying our Corporate Secretary in writing at Midwest Holding Inc., 2900 South 70th Street, Suite 400, Lincoln, Nebraska, 68506 that you are revoking your proxy;

●	Executing and delivering a later-dated proxy card or submitting a later-dated vote by telephone or the Internet; or

●	Attending the meeting in person, revoking your proxy and voting in person according to established rules of procedure.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you hold your shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee, or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares of Common Stock entitled to vote are represented by stockholders present at the Annual Meeting in person or by proxy. On the Record Date, there were 3,737,564 shares of Common Stock outstanding and entitled to vote.

Your shares will be counted towards the quorum if you vote in person, by mail, by telephone or through the Internet (either before or during the Annual Meeting, as described above). Abstentions and shares represented by broker non-votes that are present and entitled to vote are also counted as present for purposes of determining a quorum. If there is no quorum, the chair of the Annual Meeting or a majority of the votes cast at the Annual Meeting may adjourn the meeting to another date.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” fails to provide instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” If the beneficial owner does not provide voting instructions, the broker or nominee cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. Typically, when brokers are able to vote the shares, they vote in favor of the matter.

As long as one of the matters is deemed to be a “routine” matter, such as an adjournment proposal, proxies reflecting broker non-votes (if any) will be counted towards the quorum requirement. Proposals 1 and 2 are not considered “routine” matters.

Whether a matter is “routine” or not is generally determined by rules of the New York Stock Exchange (which regulates most banks, brokers and others acting as nominees), and it may make a determination that is different from what we believe to be the case. If that occurs, brokers may be able to vote your shares on matters we do not believe to be routine, or not vote your shares on matters that we believe to be routine. Accordingly, we strongly encourage you to submit your proxy and exercise your right to vote as a stockholder to ensure that your shares are voted in the manner in which you want them to be voted.

How are votes counted and voting requirements?

Votes will be counted by the inspector of elections appointed for the Annual Meeting, which will separately count “For” and “Against” votes, abstentions and, if any, broker non-votes.

The holders of shares of Common Stock are entitled to one vote per share. Cumulative voting rights for the election of Directors is not allowed.

The voting requirements to approve each proposal is as follows:

Proposals	Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non- Votes
Election of Directors	FOR each nominee	Plurality of votes cast*	None	None
Approval of an Amendment to the 2020 Long-Term Incentive Plan	FOR	Majority of votes cast	None	None
Non-Binding Vote to Approve the Frequency of the Advisory “Say-on-Pay” vote on Executive Compensation	FOR every one year	Majority of votes cast	None	None
Ratification of Independent Registered Public Accounting Firm	FOR	Majority of votes cast	None	None (Routine Matter)

*	Directors are elected by a plurality of votes (i.e., more than the other candidate counterparts even if less than a majority).

If an adjournment is necessary, the affirmative vote of a majority of the votes cast is required to approve the adjournment proposal. Abstentions are not considered to be votes cast and will have no effect on the outcome of a vote to adjourn. If you are a stockholder of record and you return your signed and dated proxy card without providing specific voting instructions on the adjournment proposal, or do not specify your vote on the adjournment proposal when voting using the telephone or Internet, your shares will be voted “FOR” the adjournment proposal in accordance with the recommendations of the Board. If you are a stockholder of record and you fail to return your proxy card, or to vote at all in person, using the telephone or the Internet, it will have no effect.

We also believe that the proposal to ratify Mazars US LLP as our independent registered public accounting firm and the adjournment proposal are deemed to be “routine” matters. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on these two proposals, we believe that your broker or nominee will have the discretion to vote your shares on each proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC no later than four business days after the conclusion of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K on or before the fourth business day after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the Annual Meeting other than the four matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holders, Georgette Nicholas or Michael Minnich, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Annual Meeting and at any adjournment or postponement that may take place.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes (commonly known as a “staggered” Board), each class to be as nearly equal in number as possible. At each annual meeting of stockholders, members of one of the classes, on a rotating basis, are generally elected for a three-year term. The total authorized number of Directors is currently set at twelve. The following table sets forth, by class, the current members of our Board:

Term Expiring at the 2022 Annual Meeting (Class I Directors)	Terms Expiring at the 2023 Annual Meeting (Class II Directors)	Terms Expiring at the 2024 Annual Meeting (Class III Directors)
Sachin Goel (current member – not standing for re-election)	Georgette Nicholas	Nancy Callahan
John Hompe (current member and nominee)	Michael Minnich	Diane Davis
Jack Theeler (current member – retiring as of the Annual Meeting)	Douglas Bratton	Firman Leung

Board Transitions

As previously reported, Mr. Theeler will retire from the Board as of the Annual Meeting and Mr. Goel’s term will end as of the Annual Meeting as he has decided to not run for re-election. The Board and management of the Company express their gratitude to Messrs. Goel and Theeler for their service to the Company.

On April 8, 2022, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with AMS Advisors LLC and the persons and entities listed therein (collectively, the “AMS Group”), pursuant to which we agreed to nominate Kevin Sheehan to our Board as part of the Company’s slate of nominees (collectively, the “2022 Slate”) for election to a three-year term on the Board at the Annual Meeting.

Under the terms of the Agreement, the AMS Group agreed that it will not enter into any agreement with, or compensate, Mr. Sheehan with respect to his role or service as a Director of the Company. In addition, the AMS Group confirmed that Mr. Sheehan is not associated with the AMS Group.

In addition, under the terms of the Cooperation Agreement, in the event Mr. Sheehan for any reason fails to serve or is not serving as a Director (subject to exceptions set forth in the Cooperation Agreement, including as a result of such Director not being nominated by the Company to stand for election at an annual meeting of stockholders subsequent to the Annual Meeting, following which the AMS Group’s replacement rights shall terminate), then a new independent nominee that is mutually acceptable to the Board and the AMS Group shall be added to the Board or as a nominee on the 2022 Slate, as applicable.

The Cooperation Agreement also includes other customary voting, standstill and non-disparagement provisions, such as among other things:

•	Standstill restrictions relating to Director nominations, shareholder proposals, proxy contests, other activist campaigns, unsolicited takeover bids and related matters.

•	AMS Group will vote all of its shares of the Company’s voting common stock at the Annual Meeting in accordance with the Board’s recommendations, subject to certain exceptions.

•	Each party agrees not to make disparaging statements about the other party.

•	Each party agrees not to initiate any lawsuit against the other party, subject to certain exceptions.

The Cooperation Agreement, including the standstill restrictions on the AMS Group, will terminate upon the earlier of (a) the date of the conclusion of the Company’s 2023 annual meeting of stockholders and (b) December 31, 2023.

Nominees for Director Whose Term of Office Expires in 2025:

Stockholders are being asked to elect three Directors at the Meeting. The Board is recommending the re-election of John Hompe, along with the election of Kevin Sheehan and Yadin Rozov who have been nominated to fill the Board seats being vacated by Sachin Goel and Jack Theeler, all to serve a three-year term expiring at the annual meeting of stockholders in 2025.

John Hompe. Mr. Hompe was the Managing Partner and co-founder of J.P. Charter Oak Advisors LLC, a private investment firm focused on the financial services industry from 2012 to 2019. Mr. Hompe has worked in the financial services sector for more than 35 years. He has held numerous board positions with insurance companies during his career. From 2003 through 2012, Mr. Hompe worked in investment banking and asset management (KBW Asset Management from 2011 through 2012 as a Managing Director and Keefe Bruyette & Woods, Inc. from 2003 to 2011 as Co-Head of Insurance and Asset Management Investment Banking). Mr. Hompe served as an observer on the Board of Directors of International Planning Group, Ltd., an international life insurance broker, and Preparis Inc., a provider of business continuity services. From 2010 to 2012, he was an independent director of Island Capital, a Bermuda investment company. He also was a director and a member of the executive committee of Island Capital’s predecessor company, EIC Corporation Ltd., a Bermuda-domiciled insurance holding company, and Exporters Insurance Company, a New York-based trade credit insurer from 2005 to 2010. He was an outside director of North American Insurance Leaders, Inc. (Nasdaq: NAIL), a special purpose acquisition corporation focused on the insurance distribution sector in 2007. He also served as a director of FIHC, a Barbados-domiciled insurance holding company, and Facility Insurance Company, a Texas workers compensation company from 2001 to 2003. Mr. Hompe was a member of the board of American Life from 2015 through June 2018, and rejoined its board in 2021. Mr. Hompe received a Bachelor of Arts degree in Politics (cum laude) from Princeton in 1983, with distinction in American Studies. Mr. Hompe was recently named Chair of the Board of Directors for both Midwest and American Life.

Yadin Rozov. Mr. Rozov is the founder and Managing Partner of Terrace Edge Ventures LLC, a financial advisory firm that provides consulting services to public and private companies and institutional investors. Mr. Rozov has substantial experience in the financial services industry, with over twenty years of exposure to capital markets, corporate finance, investment banking and investment management. Prior to founding Terrace Edge Ventures in January 2022, from August 2019 to December 2021, Mr. Rozov was a Partner of GoldenTree Asset Management LLC, a leading global credit asset management firm, where he was responsible for investments in structured products and in the debt and equity securities of both private and public companies across a variety of industries. From December 2019 through December 2021, Mr. Rozov served as the CEO and President of Syncora Guarantee Inc. and CEO of Financial Guaranty UK Limited, which are stand-alone specialty insurance companies owned by GoldenTree; American Life also has a financial interest in Financial Guaranty. From May 2009 to August 2019, Mr. Rozov was a Partner and Managing Director at Moelis and Company where he headed the Financial Institution Advisory group and was on the Management Committee of Moelis Asset Management. While at Moelis, Mr. Rozov co-founded College Avenue Student Loans LLC and served on its board. He also co-founded Chamonix Asset Management, a joint-venture credit asset management firm between Natixis and Moelis Asset Management. Prior to joining Moelis, Mr. Rozov was a Managing Director at UBS, where he was the Head of the Americas for the Repositioning Group. Mr. Rozov received an M.Sc. in

Data Science from Columbia University and a B.A./B.Sc. in Physics and Materials Engineering from Rutgers University.

Kevin Sheehan. Mr. Sheehan has served as co-founder and Managing Director of Mellon Stud Ventures, LLC, an investment firm, since 2016.  Additionally, Mr. Sheehan has also served as President and member of the board for Paradise Cruise Line Ultimate Holdings, LLC., dba Margaritaville at Sea, since 2016.  Previously, Mr. Sheehan held positions at A&M Capital Opportunities from 2015 to 2016. Prior to that, Mr. Sheehan held positions at Berggruen Holdings from 2009 to 2015, including a director role for Karstadt Holdings Gmbh, Germany’s largest department store chain.  Mr. Sheehan has also held various positions at Bear Stearns and Merrill Lynch.  Mr. Sheehan currently serves on the boards of Margaritaville at Sea and USA Wheels Global, LLC.  Mr. Sheehan is a graduate of Dartmouth College.

The persons named in our form of proxy will vote the shares represented by such proxy for the election of the nominees for Director named above unless other instructions are shown on the proxy card. If, at the time of the meeting, a nominee becomes unavailable for any reason, which is not expected, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their sole discretion, or we may reduce the size of the Board.

Biographical information for each person whose term of office as a Director will continue after the 2022 Annual Meeting, is set forth below under the caption “Information Concerning Executive Officers and Directors”.

Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees; however, the Board knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

Directors are elected by a plurality vote of the shares present in person or represented by proxy at the Annual Meeting, meaning that the Director nominee with the most affirmative votes for a particular slot is elected for that slot. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of the three Directors. If you sign your proxy card but do not give instructions with respect to the voting of Directors, your shares will be voted for John Hompe, Yadin Rozov and Kevin Sheehan. However, if you hold your shares in street name and do not instruct your broker how to vote in the election of Directors, your shares will constitute a broker non-vote and will not be voted for any of the Director nominees.

In light of the individual skills and qualifications of each of our Director nominees, our Board has concluded that each of our Director nominees should be elected to our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED IN THIS PROPOSAL 1.

Director Independence

Under the rules of the Nasdaq Capital Market, independent directors must comprise a majority of our Board as a public company within one year of listing.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each Director. Based upon information requested from and provided by each Director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that (i) continuing members Nancy Callahan, Diane Davis and Firman Leung, and (ii) Board nominees John Hompe, Yadin Rozov and Kevin Sheehan, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of the Nasdaq Listing Rules. In making this determination, our Board considered the current and prior relationships that each non-employee Director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee Director. These six independent Directors constitute a majority of the Board.

Our Board has determined that Georgette Nicholas and Michael Minnich are not independent due to their executive officer and employee positions with our company, and Mr. Minnich’s personal and shared beneficial stock ownership makes him one of our largest stockholders. In addition, our Board has determined that Douglas Bratton is not independent by virtue of his affiliation with another one of our largest stockholders.

Board Meetings and Committees

The Board meets at such times as are necessary and generally on the dates of regularly scheduled Board meetings and at such other times as may be necessary. Our Board of Directors held 14 meetings in 2021. Each Director attended 100% of the total number of Board meetings held while such person was a Director (with one exception for a Director with an excused absence). Each Director also attended 100% of all of the meetings held by all committees of the Board for which he or she served (during the periods that such person served). The Board acts from time to time by unanimous written consent in lieu of holding a meeting.

Our non-management Directors hold regularly scheduled executive sessions in which those Directors meet without management participation, as do the independent Directors. Generally, the Non-Executive Chair presides over these sessions; John Hompe is our Non-Executive Chair.

We typically schedule a Board meeting in conjunction with our annual meeting of stockholders. Although we do not have a formal policy on the matter, we expect our Directors to attend each annual meeting, absent a valid reason, such as illness or an unavoidable schedule conflict. Last year, all of the individuals then serving as Directors attended our 2021 virtual annual meeting of stockholders.

Three standing committees are appointed by the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee has the power to employ the services of outside consultants and to have discussions and interviews with personnel of the Company and others. The principal functions of the committees are summarized as follows:

Audit Committee

The primary purposes of our Audit Committee are to:

●	review and provide oversight regarding the integrity of our financial statements;

●	assess the qualifications and independence of our independent auditors and our internal financial and accounting controls;

●	appoint and be responsible for the compensation, retention (including termination) and oversight of our independent auditors, with our independent auditors reporting directly to the Audit Committee; and

●	prepare the Audit Committee report, to the extent required to be included in our annual proxy statement.

Our Audit Committee consists of Diane Davis, John Hompe, Firman Leung and Jack Theeler. We intend to appoint Yadin Rozov if he is elected to the Board at the Annual Meeting to replace Mr. Theeler who will be retiring from the Board effective as of the Annual Meeting. Our board has determined that all members are independent under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The chair of our Audit Committee is Diane Davis, and our Board has determined that she is an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. The Board has also determined that each member of our Audit Committee is able to read and understand fundamental financial statements, in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of his or her employment in the corporate finance and investment sector. The Audit Committee is governed by a charter that complies with the rules of Nasdaq.

Compensation Committee

The Compensation Committee of our Board approves the compensation objectives for the Company, the compensation of our chief executive officer and approves, or recommends to our Board for approval, the compensation for other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites. Also see the discussion below under the heading “Executive Compensation.”

Our Compensation Committee consists of Sachin Goel (Chair), Nancy Callahan, John Hompe and Firman Leung. We intend to appoint Kevin Sheehan as a member of the Committee if he is elected to the Board at the Annual Meeting to replace Mr. Goel (who will not be seeking re-election to the Board at the Annual Meeting), with Mr. Leung assuming the position of Chair. Our Board has determined that all of its members are independent under the Nasdaq Listing Rules and are “nonemployee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee is governed by a charter that complies with the rules of Nasdaq.

Nominating and Corporate Governance Committee

The primary purposes of our Nominating and Corporate Governance Committee are to assist the Board in:

●	identifying, screening and reviewing individuals qualified to serve as Directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

●	developing and recommending to the Board and overseeing implementation of our corporate governance guidelines;

●	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual Directors and management in the governance of Midwest; and

●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Our Nominating and Corporate Governance Committee consists of Nancy Callahan (Chair), Diane Davis, John Hompe and Jack Theeler. We intend to appoint Yadin Rozov if he is elected to the Board at the Annual Meeting to replace Mr. Theeler, who will be retiring from the Board effective as of the Annual Meeting. Our Board has determined that all of its members are independent under Nasdaq Listing Rules and are “nonemployee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Nominating and Corporate Governance Committee is governed by a charter that complies with the rules of Nasdaq.

The Board will also consider Director candidates recommended for nomination by our stockholders during such times as it is seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Stockholders desiring to nominate a Director for election to our Board of Directors should follow the procedures set forth in our bylaws.

Board’s Leadership Structure

Under our Corporate Governance Guidelines, the Board selects an independent Board Chair, and that person is responsible for overseeing the Board, coordinating the activities of the non-management Directors and acting as the liaison with the Company’s senior executive officers. John Hompe currently serves as the independent Board Chair. We believe that shareholders are better served when the Board is led by an independent chair who, in our opinion, is better able to oversee the executives of the Company and set a pro-shareholder agenda without the management conflicts that may exist when a Chief Executive Officer (or “CEO”) or other executive also serves as chairman.

Board’s Role in Risk Oversight

Our Board has an active role in overseeing the management of our risks. The Board is responsible for the general oversight of risks and regular review of information regarding our risks, including liquidity risks and operational risks. This oversight responsibility of the Board is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks. This reporting is designed to focus on areas that include strategic, operational, financial and reporting, compensation, compliance and other risks. For example, the Board regularly receives reports regarding the investments and securities held by our insurance subsidiaries, as well as other reports regarding their insurance business.

Our Board of Directors is also responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. Although the Audit Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from Audit Committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.

Board Diversity Matrix

The Board views its diversity as an important strength and a driver of the Company’s success. The following matrix illustrates the diversity of the Board as of the date of this proxy statement, based on the Directors’ self-identification under the categories prescribed in the Nasdaq rules for listed companies.

Total Number of Directors			9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0

Hispanic or Latinx	0	0	0	0
Native Hawaiian of Pacific Islander	0	0	0	0
White	3	4	0	0
Two or More Races	0	0	0	0
LGBTQ+			0
Did Not Disclose Demographic Background			0

Stockholder Nominations for the Board of Directors and Stockholder Proposals

Stockholders may submit Director candidates for consideration by the Nominating and Corporate Governance Committee or may seek to include a candidate or proposal in the Company’s proxy statement for an annual meeting by complying with the procedures set forth under “Stockholder Proposals” on page 47 of this proxy statement.

Code of Ethics and Conflicts of Interest Policy

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our Directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and controller, as well as persons performing similar functions in accordance with applicable federal securities laws. Our Code of Ethics provides general statements of our expectations regarding ethical standards that we expect our Directors, officers and employees to adhere to while acting on our behalf. Our Board is responsible for overseeing our Code of Ethics and any waivers applicable to any Director or executive officer.

We have also adopted a Code of Conduct and Conflicts of Interest Policy (“Conflicts of Interest Policy”) that applies to all of our Directors and addresses the proper handling of corporate business opportunities, conflicts of interest and service on other boards and committees. The Conflicts of Interest policy also includes provisions covering related person transactions. In general, any transaction, or proposed transaction, in which the Company (including any of its subsidiaries) is or will be a participant and any Director, executive officer, more than 5% stockholder or immediate family member of such persons had, has or will have a direct or indirect interest must be reviewed and approved or ratified by the Nominating and Corporate Governance Committee of the Board.

Both the Code of Ethics and the Conflicts of Interest Policy are publicly available on our website at:

https://ir.midwestholding.com/governance/governance-documents/default.aspx

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act of 1934, as amended, requires our Directors, officers and persons who beneficially own more than 10% of our Common Stock to file certain reports of beneficial ownership with the Securities and Exchange Commission. These reports show the Directors’, officers’ and greater than 10% stockholders' ownership and the changes in ownership of our common stock and other equity securities. The SEC regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the person or entity filing the report. To the Company’s knowledge, during the fiscal year ended December 31, 2021, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis, except for the following:

●	John Hompe, Board member, filed a late Form 4 on March 9, 2021, which reported the purchase of voting common stock on December 17, 2020.

●	Debra Havranek, our Chief Accounting Officer at the time, filed a late Form 4 on April 21, 2021 in connection with an employee stock option granted by the Company on March 11, 2021.

Interlocks

The members of the Compensation Committee are not officers or employees of our company, and there is not, nor was there during fiscal 2021, any compensation committee interlock (in other words, no executive of Midwest serves as a Director or on the compensation committee of a company that has one or more executives serving on our Board of Directors or our Compensation Committee).

Information Concerning Executive Officers and Directors

The following table sets forth, as of April 20, 2022, certain information regarding our executive officers and current Directors.

Name	Age	Position	Director/ Officer Since
Georgette Nicholas	57	Chief Executive Officer, Past Interim Chief Financial Officer(2), Director	2021
Michael Minnich	50	President, Chief Investment Officer, Director	2019
Shyamal Somaroo	52	Chief Technology Officer	2020
Debra Havranek(1)	65	Chief Accounting Officer and Treasurer	2015
Eric Berg(2)	63	Senior Vice President and Chief Financial Officer	2022(2)
Richard Vecchiolla	57	Head of Structuring - 1505 Capital	2020
John Hompe	61	Director and Independent Board Chair	2015
Firman Leung	64	Director	2016
Jack Theeler(3)	76	Director	2012
Sachin Goel(3)	41	Director	2019
Douglas Bratton	63	Director	2020
Nancy Callahan	61	Director	2021
Diane Davis	54	Director	2021

(1)  Ms. Havranek will be retiring on June 30, 2022.

(2)  Mr. Berg was appointed Chief Financial Officer effective March 25, 2022.

(3)  Mr. Theeler will be retiring from the Board at the Annual Meeting and Mr. Goel has decided to not seek re-election at the Annual Meeting.

Georgette Nicholas. Ms. Nicholas has more than 30 years of experience in the global financial services industry including insurance, reinsurance and capital markets. She has a commitment to developing strong culture and leadership in organizations, supporting diversity and inclusion to grow engagement. Ms. Nicholas previously held the position of CEO and Managing Director for Genworth Mortgage Insurance Australia, a publicly listed ASX company in Sydney, Australia. She also held various roles with Genworth Financial, Inc. in investor relations, chief financial officer roles in the mortgage insurance business and controllership. Ms. Nicholas also worked in public accounting, including as a firm director with Deloitte.

Michael Minnich. Mr. Minnich has over 25 years of experience in insurance, a private investment company, technology, risk-management, and investing. He was named Executive Chair of Midwest on April 30, 2019 and Co-Chief Executive Officer on November 16, 2020. Mr. Minnich was named President and a member of the Board of American Life in June 2018. Mr. In November of 2021, Mr. Minnich transitioned from being Co-Chief Executive officer and Executive Chair of Midwest, to become President and Chief Investment officer. Minnich is a Founder and has been Co-Chief Executive of Vespoint Capital LLC since 2018. Since July 2010, he has been managing member of Rendezvous Capital LLC, a New York firm advising insurers on capital and investments. From February 2013 to May 2017, he was Chief Investment Officer of A-Cap, an insurance holding and investment company. Mr. Minnich graduated with a Bachelor of Science degree in Electrical Engineering in 1994 and an MBA in 1995 from the Massachusetts Institute of Technology.

Shyamal Somaroo. Mr. Somaroo is our Chief Technology Officer and has over 20 years of experience across technology and quantitative finance. Prior to joining Midwest, he was the head of valuations at Barclays Africa where he oversaw valuations for all derivative positions across all African trading desks. Prior to Barclays, Mr. Somaroo was a Director at Merrill Lynch in New York overseeing valuations for the global credit derivative portfolio. Prior to that, he was a consultant at McKinsey & Co and a technology scout at Pfizer’s Discovery Technology Center in Cambridge, MA. Mr. Somaroo received his Ph.D. from Cambridge University (UK) and has held post-doctoral positions at Harvard and M.I.T.

Debra Havranek. Ms. Havranek is our Vice President, Chief Accounting Officer and Treasurer and has worked for us since 2014. She has more than 27 years of experience in Corporate Reporting in the life insurance, banking, and consumer packed goods industries. Previously, she served from April 2006 to June 2014 as Manager of Finance at Conagra Brands, a large publicly traded corporation. Ms. Havranek holds a B.S.B.A. in Accounting from the University of Nebraska Omaha and is a Certified Public Accountant.

Eric Berg. Prior to Mr. Berg’s employment with the Company, he spent 23 years on Wall Street as an equity research analyst following the insurance industry. Working at such firms as Lehman Brothers, RBC Capital Markets, and Barclays Capital, Mr. Berg was awarded the designation as an All-Star analyst by Institutional Investor magazine 15 times and served twice as an Associate Director of Research. He was recently the CFO of Aviva India, a New Delhi-based insurer and asset manager. He is a CFA charterholder and holder of the CFA Institute’s Certificate in Investment Performance designation. He is also active in numerous professional groups, including the CFA Society of New York and the Society of Actuaries. He earned a Bachelor of Science degree in Economics from The Wharton School at the University of Pennsylvania and his MBA from the Stanford Graduate School of Business.

Richard Vecchiolla. Mr. Vecchiolla is the Head of Structuring at 1505 Capital LLC. He has been dedicated to the development of innovative solutions at financial companies for more than twenty-five years. Mr. Vecchiolla was formerly a principal on an insurance holding company & asset management platform with more than $2 billion in insurance product AUM. During his tenure, Mr. Vecchiolla headed up multiple acquisitions, reinsurance treaties and formed Haymarket Insurance Company. Mr. Vecchiolla prior experience also included: (i) Managing Director at Swiss Re (ii) VP at Morgan Stanley and (iii) legal counsel at Greenwich NatWest and Rogers & Wells. Richard has a JD from Georgetown University, an MBA from Pepperdine University and an MS from Temple University.

John Hompe. Mr. Hompe was the Managing Partner and co-founder of J.P. Charter Oak Advisors LLC, a private investment firm focused on the financial services industry from 2012 to 2019. Mr. Hompe has worked in the financial services sector for more than 35 years. He has held numerous board positions with insurance companies during his career. From 2003 through 2012, Mr. Hompe worked in investment banking and asset management (KBW Asset Management from 2011 through 2012 as a Managing

Director and Keefe Bruyette & Woods, Inc. from 2003 to 2011 as Co-Head of Insurance and Asset Management Investment Banking). Mr. Hompe served as an observer on the Board of Directors of International Planning Group, Ltd., an international life insurance broker, and Preparis Inc., a provider of business continuity services. From 2010 to 2012, he was an independent director of Island Capital, a Bermuda investment company. He also was a director and a member of the executive committee of Island Capital’s predecessor company, EIC Corporation Ltd., a Bermuda-domiciled insurance holding company, and Exporters Insurance Company, a New York-based trade credit insurer from 2005 to 2010. He was an outside director of North American Insurance Leaders, Inc. (Nasdaq: NAIL), a special purpose acquisition corporation focused on the insurance distribution sector in 2007. He also served as a director of FIHC, a Barbados-domiciled insurance holding company, and Facility Insurance Company, a Texas workers compensation company from 2001 to 2003. Mr. Hompe was a member of the board of American Life from 2015 through June 2018, and rejoined its board in 2021. Mr. Hompe received a Bachelor of Arts degree in Politics (cum laude) from Princeton in 1983, with distinction in American Studies. Mr. Hompe was recently named Chair of the Board of Directors for both Midwest and American Life.

Firman Leung. Mr. Leung has over 30 years of experience in the financial services industry as an Investment and Capital Markets Banker in New York, London and Hong Kong. From 2016 through November 2020, he served as the Managing Principal of Columbus Circle Capital, LLC in New York, and the Executive Managing Director of Investment Banking and Capital Markets at American Capital Partners, LLC, also in New York. From 2012 to 2015, he served as Managing Director, Investment Banking and Capital Markets at RCS Capital Corporation, New York. From 2002 to 2012, he was Managing Director, Capital Raising, at Sandler O’ Neill & Partners, L.P., New York. Mr. Leung received his BS in Economics from The Wharton School at University of Pennsylvania and his MBA degree from The Amos Tuck School at Dartmouth College.

Jack Theeler. Mr. Theeler will be retiring from the Board at the Annual Meeting. Mr. Theeler is a partner in the Morgan Theeler law firm of Mitchell, South Dakota where he has been employed since 1971. He has a bachelor’s degree in accounting (1968) and a law degree (1971) from the University of South Dakota. In law school he was Editor in Chief of the South Dakota Law Review. He was the first Chair of the South Dakota Lottery Commission, serving from 1986 to 1992. He is a member of American Bar Association, the State Bar of South Dakota, the Association of Defense Trial Attorneys, the South Dakota Defense Lawyers Association and an associate in the American Board of Trial Advocates. He was a founding board member of Great Plains Financial Corp. and Great Plains Life Assurance, he is also a board member of American Life.

Sachin Goel. Mr. Goel’s term with the Board will end at the Annual Meeting. Mr. Goel is a Certified Financial Analyst and serves as a Managing Director on the investment team and leads the capital markets activity for Brightwood Capital Advisors, LLC in New York. He joined Brightwood in 2013. Prior to joining Brightwood, Mr. Goel was a Managing Director in Macquarie Capital USA’s credit trading division from 2009-2013, where he was responsible for a portfolio of distressed and high-yield corporate credits. Mr. Goel received a Bachelor of Arts in Economics from the University of Chicago in 2003 and earned his Certified Financial Analyst Charter in 2006.

Douglas Bratton. Mr. Bratton is the Founder, President, Chief Investment Officer and majority owner of Crestline Investors, Inc., the general partner of Crestline Management, L.P., an institutional alternative investment management firm. Mr. Bratton is also sole director of Bratton Capital, Inc., which is the general partner of Bratton Capital Management L.P. Mr. Bratton has been an investment professional specializing in alternative asset strategies since 1983 and has managed assets on behalf of the Bass family of Fort Worth, Texas, since 1988. Mr. Bratton has served on the Board of Directors of Bounty Minerals Corporation, a private company, since 2014, and the Board of Visitors of Duke University’s Fuqua School of Business since 2013. Mr. Bratton received a B.S. from North Carolina State University in 1981 and an M.B.A. with Honors from Duke University in 1984

Nancy Callahan. Ms. Callahan has over 25 years of experience acting as a versatile business leader, delivering market differentiation through profit and loss oversight, general management, strategy,

corporate governance, product development and business development. She is currently serving, and has been since 2021, as Global VP of Next-Generation Cloud Delivery for SAP Customer Success Services in St. Petersburg, FL. From 2017 to 2021, Ms. Callahan served as Global VP of Strategy for SAP Customer Success Services, and previously, Global VP of Strategy and Growth for SAP Digital Business Services, positions she has held since 2017. From 2015 to 2017, Ms. Callahan served as Chief of Staff to an SAP Board Member for the SAP Business Networks and Applications Group. During 2014, she served as Chief of Staff to the President and COO of Concur Technologies (“Concur”). From 2013 to 2014, Ms. Callahan served as Senior Director of Platform and Web Services at Concur. From 2010 to 2012, she served as Senior Director of Product Development and Mobile Strategy with Concur. From 2001 to 2009, Ms. Callahan worked at American International Group (“AIG”), serving in many capacities including VP of Commercial Insurance with the Financial Institutions Division, VP of the Professional Liability Division and VP of Business Development in the AIG Identity Theft & Fraud Division. Prior to that, she was President of Reuters Futures Services, Inc., a business unit of Reuters Group which is now part of Thomson Reuters. Ms. Callahan received her BS in Systems Engineering from the School of Engineering and Applied Sciences at the University of Virginia and her MBA in Finance from the University of Virginia’s Darden School of Business. Additionally, she has completed the Women Board Directors Development Program with the Foster School of Business at the University of Washington.

Diane Davis. Ms. Davis has nearly 20 years of experience in executive positions utilizing her practical background in data governance, risk management, finance and leadership to be an engaged and thoughtful board member. She is currently serving, and has been since March 2020, as a Board Member with First Financial Northwest Bank. Additionally, Ms. Davis is currently serving, since 2014, as Board Member of the Habitat for Humanity for Seattle-King County. In this capacity, she serves as the Secretary and Governance Committee Chair. From 2016 to 2019, Ms. Davis served as President and CEO of Farmers New World Life Insurance Company. From 2013 to 2016, she served as Chief Risk Officer of Zurich Insurance Company’s Global Life North America region. From 2010 to 2013, Ms. Davis served as Chief Risk Officer of Farmers New World Life Insurance Company. From 2003 to 2010, she served in various senior executive roles at Kemper Investors Life Insurance Company. Prior to that, she gained experience through actuarial, marketing, distribution and strategic finance positions. Ms. Davis received her BS in Actuarial Science from the University of Illinois at Urbana-Champaign and her MBA from the University of Washington. She is a Fellow of the Society of Actuaries.

Family Relationships and Other Arrangements

There are no family relationships among our Directors and executive officers.

Executive Compensation

Introduction and Overview

The Compensation Committee of the Board is responsible for determining the types and amounts of compensation we pay to our executives. The Compensation Committee operates under a written charter that may be viewed on our website at https://ir.midwestholding.com/governance/governance-documents/default.aspx. The Board has determined that each member of the Compensation Committee meets the Nasdaq independence requirements. The Board determines, in its business judgment, whether a particular Director satisfies the requirements for membership on the Compensation Committee set forth in the Compensation Committee’s charter. None of the members of the Compensation Committee are current or former employees of Midwest Holding or any of its subsidiaries.

The Compensation Committee is responsible for formulating and administering our overall compensation principles and plans. This includes establishing the compensation paid to our CEO, meeting and consulting with our CEO to establish the compensation paid to our other executive officers, counseling our CEO as to different compensation approaches, administering our stock equity plans, monitoring adherence to our compensation philosophy and conducting annual and interim (as appropriate) reviews of our compensation programs and our philosophy regarding executive compensation.

The Compensation Committee periodically meets in executive session without members of management or management Directors present and reports to the Board on its actions and recommendations. The Compensation Committee, from time to time, also engages compensation consultants and other experts to provide data and guidance on appropriate compensation practices, industry standards, peer selection and other items relevant to the responsibilities and deliberations of the Compensation Committee.

Compensation Philosophy and Objectives

Our compensation philosophy is to provide an executive compensation program that:

•	rewards the performance and skills necessary to advance our objectives and further the interests of our shareholders;

•	is fair, reasonable and appropriately applied to each executive officer;

•	is competitive with compensation programs offered by our competitors and industry peers; and

•	serves as an adequate retention tool in a competitive market with a finite number of experienced and qualified executives.

The overall objectives of our compensation philosophy are to:

•	provide a competitive level of current annual income that attracts and retains qualified executives at a reasonable cost to us;

•	retain and motivate executives to accomplish our company goals and uphold and model our company ethics, values and other standards;

•	provide long-term incentive compensation opportunities at levels appropriate for the respective responsibilities and performance of each executive;

•	align compensation and benefits with our business strategies, goals and other values and standards;

•	encourage the application of a decision-making process that takes into account both short-term and long-term risks and the oftentimes volatile nature of our industry; and

•	align the financial interests of our executives with those of our shareholders through the grant of equity-based awards and consider the impact of equity-based awards on shareholders and, where appropriate, consider alternatives to equity-based awards to avoid unnecessary shareholder dilution.

Our Compensation Committee supports these objectives by emphasizing compensation arrangements that we believe are reasonable, will attract and retain qualified executives and will reward them for their efforts to further our long-term growth and success. At the same time, we remain cognizant of and aim to balance our executive compensation arrangements with the interests and concerns of our shareholders.

Elements of Our Compensation Program

Element	Characteristics	Primary Objective
Base Salary	Cash	Attract and retain highly talented individuals
Short-Term Incentives	Cash-based performance awards	Reward for corporate and individual performance
Long-Term Incentives	Stock option awards which vest over several years	Align the interests of our employees and shareholders by providing employees with an incentive to perform technically and financially in a manner that promotes share price appreciation
Other Benefits	401(k) matching plans and employee health benefit plans	Provide benefits that promote employee health and support employees in attaining financial security

We do not presently and have not in the past used any of the following types of executive compensation:

•	defined benefit pension plans;

•	employee stock purchase/ownership plans; or

•	supplemental executive retirement plans/benefits.

Assistance Provided to the Committee

The Compensation Committee annually reviews and approves, or recommends for approval by a majority of the independent directors of the Board, compensation for its executive officers (including the Company’s CEO and its President), including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation. Our CEO annually reviews the performance of each of our executive officers (other than the CEO, whose performance is reviewed by the Compensation Committee) and presents recommendations to the Compensation Committee with respect to salary and cash bonus percentage adjustments as well as equity-based incentives for our executives (other than the CEO whose salary, cash bonus percentage adjustments and stock option grants and other long-term incentives are determined solely by the Compensation Committee).  The Compensation Committee may exercise its discretion in modifying any recommendations made by our Chief Executive Officer.

The Compensation Committee also seeks the input and insight of our CEO concerning specific factors that she believes to be appropriate for the Compensation Committee’s consideration and of which the Compensation Committee may not be aware, such as extraordinary efforts or accomplishments on the part of our executive officers.

Since 2020, our Compensation Committee has engaged an independent compensation consultant, Meridian Compensation Partners (the “Compensation Consultant”), to obtain objective, expert advice and assist with compensation matters concerning our CEO and Directors. Our Compensation Consultant has

advised the Compensation Committee on a variety of compensation-related issues through and including 2022 to date, including:

•	competitive pay analysis on executive compensation;

•	pay levels of the CEO;

•	our executive compensation program design, including short-term incentive plan design, long-term incentive plan design and pay mix;

•	Board compensation; and

•	analysis and recommendations concerning peer group companies.

In the course of conducting its activities, our Compensation Consultant communicated with the Compensation Committee and presented its findings and recommendations for discussion. Through and including 2022 to date, our Compensation Consultant also met with our CEO to review its compensation report.

Since its engagement, our Compensation Consultant did not provide any services to the Company, or receive any payments from the Company, other than in its capacity as a consultant to the Compensation Committee. The Compensation Committee has assessed whether the services provided by our Compensation Consultant raised any conflicts of interest pursuant to the SEC rules and has concluded that no such conflicts of interest existed since its engagement and through 2022 to date.

The following table sets forth the compensation paid or accrued in the years indicated by Midwest to its named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Option Awards/ Restricted Stock Options	All Other Compensation	Total
Georgette Nicholas, Chief Executive Officer, Chief Financial Officer, Director(1)	2021	$94,000	$150,000(4)	$73,000(5)	$1,000(6)	$318,000
	2020	—	—	—	—	—
Michael Minnich, President, Chief Investment Officer, Director(2)	2021	$300,000	$225,000(4)	$-	$11,000(6)	$536,000
	2020	256,250	250,000	111,285(5)	16,505	634,040
Richard Vecchiolla, Head of Structuring - 1505 Capital	2021	$335,000	$273,000(4)	$—	$15,000(6)	$623,000
	2020	$568,343	—	$—	$8,530(6)	$576,873
Eric Del Monaco, Chief Risk Officer	2021	$250,000	$250,000	$—	$—	$500,000
	2020	$250,000	$41,667	$113,907(7)	$—	$405,574
A. Michael Salem, Former Co-Chief Executive Officer, Director(3)	2021	$267,000	$240,000	$—	$14,000(6)	$521,000
	2020	$256,250	$250,000	$111,285(5)	$7,987(6)	$625,522

1)	Ms. Nicholas was appointed as our Chief Executive Officer on November 19, 2021. Prior to this date, Ms. Nicholas was our President and Chief Financial Officer from September 8, 2021. Ms. Nicholas continued to act as Interim Chief Financial Officer until Eric Berg was named as Chief Financial Officer on March 25, 2022.

2)	Mr. Minnich was appointed as our President and Chief Investment Officer on November 19, 2021; prior to this date, he was our Co-CEO.

3)	On November 19, 2021, Mr. Salem resigned as an employee and Director of the Company.

4)	Bonuses were primarily payable in March 2022.

5)	Indicates option awards granted under the 2019 and 2020 Long-Term Incentive Plans.

6)	Represents contributions to executive officers’ 401(k) plan accounts and reimbursement for health insurance premiums.

7)	Includes restricted stock with respect to 18,597 shares of our voting common stock as of December 31, 2021. Mr. Del Monaco resigned as an employee effective March 31, 2022, at which time 5,812 shares of the restricted stock had vested and the remainder were forfeited.

We sponsor a 401(k) plan for all eligible employees. The plan was amended in December 2020 to allow for us to contribute 3% of the employee’s salary to the employee’s 401(k) and match up to 4% of the employee contributions up to the maximum allowed by law.

Executive Outstanding Equity Awards at 2021 Fiscal Year End

The following table sets forth outstanding options held by named executive officers.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option exercise price($)	Option expiration date
Michael Minnich	—	74,751(1)	$41.25 per share	11/16/2030
Georgette Nicholas	—	30,000(2) 43,000(2)	$16.37 $41.25 per share	12/22/2031 9/17/2031
A. Michael Salem(3)	—	74,751(3)	$41.25 per share	11/16/2030
Eric Del Monaco(4)	—	29,058(3)	$41.25 per share	(4)

(1)	The options vest in equal installments 60 days after each of the first five anniversaries of the date of grant (11/16/2020), subject to continuous employment through the applicable vesting dates as well as accelerated vesting under certain circumstances.

(2)	The 43,000 stock options will vest in equal installments 60 days after each of the first seven anniversaries of the date of grant (9/8/2021), subject to continuous employment through the applicable vesting dates. The 30,000 stock options will vest in seven equal installments beginning on November 19, 2022, subject to the terms of the Midwest Holding Inc. 2020 Long-Term Incentive Plan and related stock option agreement and continuous employment with the Company through the applicable vesting dates.

(3)	Mr. Salem resigned as an employee and Director on November 19, 2021. In connection with his resignation, all of his options became fully vested.

(4)	Mr. Del Monaco resigned as an employee effective March 31, 2022. In connection with his resignation, all of his options expired.

Long-Term Incentive Plans

We have adopted two equity incentive plans, the Midwest Holding Inc. 2019 Long-Term Incentive Plan and the 2020 Long-Term Incentive Plan (collectively, the “Plans”). The 2019 Plan was approved by our stockholders at our annual meeting of stockholders in June 2019. The 2020 Plan was approved by the shareholders at our annual meeting of stockholders in June 2021.

The terms of the Plans are essentially the same except the 2019 Plan provides that a maximum of 102,000 shares of our voting common stock (“common stock”) may be issued in conjunction with awards granted under the 2019 Plan while the 2020 Plan currently provides that a maximum of 350,000 shares of our common stock may be issued in conjunction with awards granted under the 2020 Plan. In addition, the 2019 Plan will expire on March 26, 2029, while the 2020 Plan expires on November 16, 2030. However, the terms and conditions of the Plans will continue to apply after the relevant expiration dates to all 2019 and 2020 Plan awards granted prior to the relevant expiration date until they are no longer outstanding pursuant to the terms of such awards.

The purposes of the Plans are to create incentives designed to motivate participants to exert maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success, and thereby to enhance shareholder value.

Under the Plans, we may grant stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance bonuses, stock awards and other incentive awards to our employees or those of our subsidiaries or affiliates. We may also grant nonqualified stock options, performance units, stock appreciation rights, restricted stock awards, restricted stock units, stock awards and other incentive awards to any persons rendering consulting or advisory services and non-employee Directors.

Executive Employment Agreements

•	Georgette Nicholas, Chief Executive Officer, originally effective September 8, 2021, as amended and restated effective November 19, 2021;

•	Michael Minnich, originally as Co-Chief Executive Officer (now serving as President and Chief Investment Officer), November 16, 2020; and

•	Eric Berg, Senior Vice President and Chief Financial Officer, March 25, 2022.

A summary description of the employment agreements is set forth below. Among other things, the employment agreements are “at will” and provide:

a)	that Ms. Nicholas’s agreement, as the Chief Executive Officer of the Company, is for a three-year term that will be extended automatically for one-year periods beginning on the third anniversary of the term unless notice is given by either party;

b)	Ms. Nicholas’ base salary of $300,000 per year plus eligibility to receive an annual target bonus of 75% of the base salary, with the annual bonus range from 0% to a maximum of 150% of the base salary, with each bonus to be determined based upon the achievement of performance goals established by the Compensation Committee of our Board (provided that for the 2022 performance year, Ms. Nicholas will be paid a minimum annual bonus of $250,000);

c)	that Mr. Minnich’s agreement, initially as Co-Chief Executive Officer (although now serving as President and Chief Investment Office) of the Company, is for a three-year term that will be extended automatically for one-year periods beginning on the third anniversary of the term unless notice is given by either party;

d)	Mr. Minnich’s base salary of $300,000 per year plus eligibility to receive an annual target bonus of 75% of the base salary, with the annual bonus range from 0% to a maximum of 150% of the base salary, with each bonus to be determined based upon the achievement of performance goals established by the Compensation Committee of our Board;

e)	that Mr. Berg’s agreement, as the Chief Financial Officer (“CFO”) and Senior Vice President of the Company, is for a two-year term that will be extended automatically for one-year periods beginning on the second anniversary of the term unless notice is given by either party;

f)	Mr. Berg’s base salary of $275,000 per year plus eligibility to receive an annual target bonus of 50% of the base salary, with the annual bonus range from 0% to a maximum of 100% of the base salary, with each bonus to be determined based upon the achievement of performance goals established by the Compensation Committee of our Board (provided that for the 2022 performance year, Mr. Berg will be paid a minimum annual bonus of $150,000);

g)	Mr. Berg will receive customary benefits including health insurance and other fringe benefits and expense reimbursements;

h)	in connection with his employment as CFO on March 25, 2022, Mr. Berg was granted stock options for 20,000 shares of the Company’s voting common stock with an exercise price of $20.16. The options vest in equal installments on the second and fourth anniversaries of his employment date subject to his continuous employment with the Company, and the options expire 10 years from the date of grant;

i)	generally, following termination of the employment agreement upon each executive’s death, disability or for good cause (as defined therein), he or she will be entitled only to his or her earned but unpaid base salary and target bonus through the date of termination;

j)	generally, following each executive’s resignation without good reason (as defined therein) or retirement, he or she will be entitled to his or her base salary for 12 months after the date of termination as well as any earned but unpaid target bonus for the prior calendar year, subject to certain restrictions;

k)	generally, following an executive’s resignation for good reason or upon a change in control of the Company (as defined therein) or if his or her employment is terminated other than for death, disability or good cause (each a “Qualifying Termination”), he or she will be entitled to a severance payment as follows: (i) if the Qualifying Termination occurs at any time other than in connection with or within a 12-month period following a change in control, he or she will be paid for 12 months on a quarterly basis the pro rata amount of his or her base salary and target bonus for each quarter and all of his or her stock options and other equity awards may vest in full, and (ii) if the Qualifying Termination occurs within 12 months following a change in control, the executive may be paid a lump sum amount equal to two times his or her base salary and target bonus and all stock options and other equity awards may vest in full; and

l)	customary confidentiality, non-compete and other provisions.

Director Compensation

As approved, per the recommendation of the Compensation Committee, by the Board during its meeting on March 11, 2021:

Each non-employee member of the Board shall receive:

•	An annual retainer of $30,000;

•	For every committee other than the Audit Committee, each member (other than the Chair) shall receive an additional $2,000 annually and the Chair shall instead receive an additional $4,000 per annum;

•	Each member (other than the Chair) of the Audit Committee shall receive an additional $3,000 annually and the Chair shall instead receive an additional $6,000 per annum;

•	$30,000 restricted stock units or equivalent equity ownership, with up to one-year cliff vesting;

•	A stock ownership guideline of three times the annual cash retainer (i.e., $90,000), with a 100% retention requirement until this threshold is met;

•	Initially resulting in total annual compensation of $60,000, in addition to committee fees.

The following table sets forth the compensation paid or accrued by us to our Directors, other than Directors who are also named executive officers, for the last completed fiscal year.

(In thousands, except option awards)
Name	Year	Fees Earned or Paid in Cash	Restricted Stock Unit Awards(1)
John Hompe	2021	$58,150	727
Firman Leung	2021	44,500	727
Jack Theeler	2021	52,050	727
Sachin Goel	2021	41,750	727
Douglas Bratton	2021	36,000	727
Nancy Callahan(2)	2021	34,000	727
Diane Davis(2)	2021	35,000	727

1)	Each outside Director received a restricted stock unit award of 727 shares of our voting common stock. The restricted stock units vest on the earlier of the first anniversary of their date of grant (November 11, 2021) and the next date of the annual meeting of stockholders, subject to the terms of the restricted stock unit agreement and the 2019 Long-Term Incentive Plan. Each restricted stock unit represents the contingent right to receive one share of our voting common stock upon vesting.

2)	Ms. Callahan and Ms. Davis were elected June 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information as of April 20, 2022 regarding the beneficial ownership of our voting common stock by (i) each officer, Director and Director nominee, and (ii) all of our executive officers, Directors and Director nominees as a group, and (iii) each person who we believe to be the beneficial owner of more than 5% of our outstanding voting common stock. Number of shares beneficially owned is calculated using 3,737,564 shares outstanding as of April 20, 2022. Unless otherwise indicated, the address of each beneficial owner is c/o Midwest Holding Inc., 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506.

	Voting Common Stock
Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Georgette Nicholas(1)	—	*
Michael Minnich(2)	514,221	13.8%
Eric Berg(3)	—	*
Debra Havranek(4)	1,000	*
Shyamal Somaroo(5)	—	*
Richard Vecchiolla	—	*
John Hompe(9)	860	*
Firman Leung(6)(9)	760	*
Jack Theeler(9)	760	*
Sachin Goel(7)(9)	5,204	*
Douglas Bratton(8)	445,171	11.9%
Nancy Callahan(10)	727	*
Diane Davis(10)	727	*
Kevin Sheehan (Director nominee)	40,889	1.1%
Yadin Rozov (Director nominee)	1,049	*
Named Executive Officers and Directors as a Group (15 persons)	1,011,368	27.1%

Beneficial Owners of More than Five Percent:
Crestline Assurance Holdings LLC(6)	445,171	11.9%
A. Michael Salem(11)	352,474	9.4%
Knott Partners, L.P.(12)	243,937	6.5%
Wellington Management Group LLP(13)	238,095	6.4%

* Represents beneficial ownership of less than 1%.

1)	Ms. Nicholas holds stock options for 73,000 shares. None have vested or been exercised as of December 31, 2021.

2)	Consists of (i) 11,669 shares of voting common stock directly owned by Mr. Minnich, (ii) 14,951 shares of voting common stock underlying vested stock options exercisable at $41.25 per share, (iii) 413,176 shares of voting common stock indirectly owned by Rendezvous Capital, LLC, an entity controlled by Mr. Minnich and owned by Mr. Minnich and his spouse and (iv) 74,425 shares pursuant to a shared proxy with respect to shares held by Douglas Bratton / Crestline (see footnote 8 below). Does not include 59,800 shares underlying outstanding but unvested stock options. Mr. Minnich’s address is 19 Brookridge Dr., Greenwich, CT 06830.

3)	Does not include 20,000 shares underlying outstanding but unvested stock options.

4)	Represents 1,000 shares underlying a vested stock option. Does not include 2,500 shares underlying outstanding but unvested stock options.

5)	Does not include 4,200 shares underlying outstanding but unvested stock options.

6)	Mr. Leung’s address is 241 Central Park West, New York, NY 10024

7)	4,444 shares are held indirectly by the Goel Family LTD Partnership II, a family investment partnership, in which Mr. Goel’s father is the general partner and Mr. Goel is one of three limited partners.

8)	The following information (as revised for subsequent events) was obtained from a Schedule 13D filed by Douglas Bratton, Crestline Investors, Inc., Crestline Management, L.P. and Crestline Assurance Holdings LLC with the SEC on May 4, 2020. These securities are held directly by Crestline Assurance Holdings LLC (“Crestline”). The Manager of Crestline is Douglas Bratton and the sole member of Crestline is Crestline Management, L.P. (“Crestline Management”). Crestline Investors, Inc. (“Crestline Investors”) is the general partner of Crestline Management. Douglas Bratton is the sole director of Crestline Investors. Mr. Bratton has voting and investment power over all securities held by Crestline, except for, with respect to voting power, the 74,425 shares of voting common stock covered by the proxy granted to Vespoint LLC pursuant to the Stockholders Agreement described under “Certain Shareholder Relationships and Related Transactions” below. Crestline Management, Crestline Investors and Mr. Bratton may each be deemed to beneficially own the securities held by Crestline. Therefore, Crestline, Crestline Management, Crestline Investors and Mr. Bratton share the power to (i) vote and direct the vote of 370,746 of the shares of our voting common stock beneficially owned by Crestline and (ii) dispose of and direct the disposition of the 445,171 shares of voting common stock beneficially owned by Crestline. Mr. Bratton is a member of our Board of Directors. Crestline’s address is 201 Main Street, Suite 1900, Fort Worth, Texas 76102.

9)	Includes 33 shares underlying a vested stock option and 727 shares of restricted stock that vests within 60 days. Does not include 67 shares underlying outstanding but unvested stock options.

10)	Represents 727 shares of restricted stock that vest within 60 days.

11)	As reported in Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission on April 12, 2022.

12)	As reported in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2022. The address of the filer is 485 Underhill Boulevard, Suite 205, Syosset, New York 11791.

13)	As reported in Schedule 13G filed with the Securities and Exchange Commission on February 4, 2022. The address of the filer is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Xenith

On June 28, 2018, we underwent a change in control as a result of the closing of the Xenith Agreement. On June 18, 2019, Xenith converted preferred stock and loans of $20,600,000 into 2,001,070 shares of our voting common stock. Xenith was a controlled subsidiary of Vespoint, which was also the manager of Xenith. In July 2020, shares of our voting common stock owned by Xenith were distributed to its members, including Vespoint. Vespoint is owned and managed by AMS Advisors LLC, a Delaware limited liability company controlled by A. Michael Salem (“AMS”), and Rendezvous Capital LLC, a New York limited liability company controlled by Michael Minnich (“Rendezvous”). On November 10, 2020, shares of our voting common stock owned by Vespoint were distributed to its members, including AMS and Rendezvous.

Crestline

On April 24, 2020, we entered into a Securities Purchase Agreement (the “Crestline Agreement”) with Xenith, Vespoint and Crestline. Pursuant to the Crestline Agreement, Crestline purchased 444,444 shares of our voting common stock, at a purchase price of $22.50 per share for $10.0 million. In connection with the Crestline Agreement, on April 24, 2020, we entered into a stockholders agreement (the “Stockholders Agreement”) with Xenith, Vespoint, Michael Minnich (“Minnich”), A. Michael Salem (“Salem”) and Crestline.

We also entered into a customary director’s indemnification agreement with Douglas Bratton, a principal of Crestline, who, at the closing of the Agreement, was appointed as a member of both our Board of Directors and the board of directors of our life insurance subsidiary, American Life.

Among other things, the Stockholders Agreement provides:

Constituency and election to our Board. As long as Crestline and its affiliates own at least 10% of our outstanding voting common stock, Vespoint, Mr. Minnich and his affiliates (the “Vespoint Stockholders”) have agreed to vote their Company shares for one Crestline representative on our Board of Directors and, subject to reasonable committee member suitability standards and applicable regulatory qualification requirements, any committee thereof, with Board of Directors observer rights provided for an additional Crestline representative, and we appointed one Crestline designated member and a Crestline selected observer to the board of directors of American Life. Crestline agreed, so long as it and its affiliates own at least 10% of our outstanding voting common stock, to vote its shares for the election of Mr. Minnich to our Board of Directors as long as he separately owns at least 3% of the outstanding shares of our voting common stock and is an executive officer of the Company.

Proxy. Crestline currently beneficially owns 445,171 shares of our voting common stock (the “Crestline Owned Shares”), which represent approximately 11.9% of our outstanding shares of voting common stock. However, Crestline has only full investment and voting authority with respect to the proportion of the Crestline Owned Shares which represent 9.9% of our outstanding voting common stock (the “Voting Threshold”). While Crestline currently holds the Crestline Owned Shares above the Voting Threshold as an economic investment, all voting authority with respect to such shares has been delegated to Vespoint under a voting proxy (the “Proxy”) granted to such entity pursuant to the Stockholders Agreement. As of November 16, 2020, 74,425 Crestline Owned Shares are subject to the Proxy.

This proxy will automatically terminate upon (a) receipt of Form A approval from the NDOI permitting Crestline to exercise full investment and voting authority with respect to all Crestline Owned Shares above the Voting Threshold or (b) the sale or transfer of Proxy Shares by Crestline to a third party, but any such termination will be only with respect to the Proxy Shares.

Preemptive and First Rights of Refusal. For a period of three years following the date of the Stockholders Agreement, (i) the Company granted Crestline a pro rata preemptive right to purchase equity securities the Company may issue, (ii) Crestline granted us a right of first refusal to purchase our voting common stock owned by Crestline (including shares it may subsequently acquire) that it may offer to sell, and (iii) the Vespoint Stockholders granted Crestline a right of first refusal to purchase their shares of voting common stock they currently own or subsequently acquire that they may offer to sell.

Co-Sale Rights. For the earlier of (i) ten years following April 24, 2020 or (ii) the date on which Crestline and its affiliates own less than 5% of the outstanding shares of voting common stock of the Company, the Vespoint Stockholders granted Crestline a right of co-sale with respect to the Company shares they currently own or subsequently acquire. Pursuant to the provision, if a Vespoint Stockholder desires to transfer or sell shares to a third-party and to the extent such shares have not been purchased by Crestline pursuant to the right of first refusal described above but subject to the conditions indicated below, then Crestline has the right, on a pro rata basis, to participate in the transfer or sale on the same terms and conditions as being offered to a Vespoint Stockholder. However, Crestline may only exercise its co-sale right if (i) the amount of shares to be transferred or sold by the Vespoint Stockholder is equal to or exceeds, together with all sales of our shares sold by such stockholder within the preceding three months of the date of such proposed transfer, 1% of the total outstanding shares of our voting common stock (which shall be increased to 3% of the total outstanding voting common stock in the event that we consummate a firm commitment underwritten public offering of our common stock which nets at least $15 million of proceeds to us) and (ii) our voting common stock is listed for trading on the NYSE or the Nasdaq Capital Market. Completion of this offering will trigger the increase from 1% to 3%.

Registration Rights. We granted customary demand and piggyback registration rights to Crestline and the Vespoint Stockholders to register future public sales of their voting common stock subject to certain terms and conditions.

Master Agreement. On July 27, 2020, American Life entered into a reinsurance agreement (the “Reinsurance Agreement”) with Seneca Incorporated Cell, LLC 2020-02 (“SRC2”), a protected cell of Seneca Reinsurance Company, LLC (“Seneca Re”) that was capitalized by Crestline.

The Reinsurance Agreement, which was effective as of April 24, 2020, was entered into pursuant to a three-year Master Letter Agreement (the “Master Agreement”) dated and effective as of April 24, 2020, among American Life, Seneca Re and Crestline. The purpose of the Reinsurance Agreement is to support American Life’s new business production by providing reinsurance capacity for American Life to write MYGA and FIA products. Concurrently with the Reinsurance Agreement:

•	American Life and SRC2 each entered into investment management agreements with Crestline, pursuant to which Crestline manages the assets that support the reinsured business; and

•	American Life and SRC2 entered into a trust agreement whereby SRC2 maintains for American Life’s benefit a trust account that supports the reinsured business.

In addition, pursuant to the Master Agreement, the parties agreed to enter into a separate agreement whereby, among other things and subject to certain conditions, American Life will agree to reinsure additional new business production to one or more reinsurers formed and/or capitalized by Crestline,

Midwest or an appropriate affiliate will refer potential advisory clients to Crestline, and American Life will consider investing in certain assets originated or sourced by Crestline. Through December 31, 2021, American Life had ceded $273.7 million, inception to date, in face amount of annuities to SRC2 and/or its successor (which was funded with $40 million in capital by Crestline). American Life received ceding fees under SAP of $12.9 million and expense reimbursements under SAP of $24.6 million in connection with these reinsurance transactions during the year ended December 31, 2021. Effective December 8, 2020, American Life entered into a novation agreement with SRC2 and Crestline Re SPC, an exempted segregated portfolio company incorporated under the laws of the Cayman Islands, for and on behalf of Crestline SP1, a segregated portfolio company of Crestline Re SPC, under which the above-described reinsurance, trust and related asset management agreements were novated and replaced with substantially similar agreements entered into by American Life and Crestline SP1.

PROPOSAL 2

AMENDMENT TO THE MIDWEST HOLDING INC.

2020 LONG-TERM INCENTIVE PLAN

General

At the annual meeting of our stockholders on June 29, 2021, the Midwest Holding Inc. 2020 Long-Term Incentive Plan was approved and adopted by our stockholders (the “2020 Plan”). In April 2022, our Board approved an amendment (the “Plan Amendment”) to the 2020 Plan, subject to stockholder approval, to increase the number of shares of our Voting Common Stock (“Common Stock”) authorized to be issued under the 2020 Plan by 150,000 shares. See the “Amendment No. 1 to the Midwest Holding Inc. 2020 Long-Term Incentive Plan” attached as Annex A to this proxy statement. If the Plan Amendment is approved by stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares available for delivery under the 2020 Plan as soon as practicable after the Annual Meeting.

Why We Are Seeking Approval to amend the 2020 Plan

•	Equity Grants Will Align our Management’s and Stockholders’ Interests. We believe that awarding equity compensation to our officers and directors will not only help us to attract, retain and award individuals who will contribute to our success, such grants will also further align the interests of our management with the interests of our stockholders.

•	Our Competitors Offer Equity-Based Compensation. We believe that many of the financial institutions with which we compete are able to attract and retain employees and management with equity-based compensation programs. Without amending the 2020 Plan, we may be at a significant competitive disadvantage.

Key Plan Revisions

•	An additional 150,000 shares will be authorized for issuance pursuant to awards under the Plan; and

•	In line with the additional shares authorized for issuance, increasing the maximum number of shares that may be covered by incentive stock options to 500,000.

To effect the revisions noted above, it is proposed that the amendment to the 2020 Plan attached hereto as Annex A be adopted.

Summary of Principal Terms of Amended Plan

The following is a summary description of the material features of the 2020 Plan, as it is proposed to be amended (the “Amended Plan”). The statements made in this proxy statement regarding the Plan Amendment to the 2020 Plan should be read in conjunction with and are qualified in their entirety by reference to the 2020 Plan, a copy of which is available as Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2020 and Amendment No. 1 to the 2020 Plan, a copy of which is attached as Annex A. Prior filings with the SEC are available through our website at www.midwestholding.com or in printed form upon request by any stockholder.

The Amended Plan expires on November 16, 2030, and no awards may be granted under the Amended Plan after that date. However, the terms and conditions of the Amended Plan will continue to apply after that date to all Amended Plan awards granted prior to that date until they are no longer outstanding. If this proposal is not approved by the stockholders at the Meeting, the Plan Amendment will not go into effect, and the 2020 Plan will remain in place and effect as written prior to the Plan Amendment.

The purposes of the Amended Plan are to create incentives which are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success, and thereby to enhance stockholder value.

Under the Amended Plan, we may grant stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance bonuses, stock awards and other incentive awards to our employees or those of our subsidiaries or affiliates, subject to the terms and conditions set forth in the Amended Plan. We may also grant nonqualified stock options, performance units, stock appreciation rights, restricted stock awards, restricted stock units, stock awards and other incentive awards to any persons rendering consulting or advisory services and non-employee directors, subject to the conditions set forth in the Amended Plan. Generally, all classes of our employees are eligible to participate in the Amended Plan. As of April 20, 2022, there were approximately 66 full-time employees, no part-time employees, and six non-employee directors of the Company that are eligible to participate in the Amended Plan.

The Amended Plan provides that a maximum of 500,000 shares of our Common Stock may be issued in conjunction with awards granted under the Amended Plan. On April 20, 2022, the closing price of a share of our Common Stock was $12.61. While shares of Common Stock forfeited or cancelled will be available for delivery pursuant to other awards, shares settled in cash, withheld or tendered by the participant to satisfy exercise prices or tax withholding obligations will not be available for delivery pursuant to other awards.

One of the requirements for the favorable tax treatment available to incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), is that the Amended Plan must specify, and our stockholders must approve, the maximum number of shares available for issuance pursuant to incentive stock options. As a result, in order to provide flexibility, the Amended Plan provides that up to 500,000 shares of Common Stock may be issued pursuant to incentive stock options. The shares issued under the Amended Plan will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares.

Administration

Our Board or a committee appointed by the Board administers the Amended Plan. Except as set forth in the Amended Plan, the committee will serve at the pleasure of the Board. Our Board has delegated the authority to administer the Amended Plan to the Compensation Committee.

With respect to awards to be made to any of our non-employee directors, the Board will determine:

•	which of such persons should be granted awards;

•	the terms of proposed grants or awards to those selected to participate;

•	the exercise price for options and stock appreciation rights;

•	any limitations, restrictions and conditions upon any awards; and

•	rules for the administration of the Amended Plan and resolution of any disputes that may arise under the Amended Plan.

In connection with the administration of the Amended Plan, the Board, with respect to awards to be made to any officer, employee or consultant who is not one of our non-employee directors, will:

•	determine which employees and other persons will be granted awards under the Amended Plan;

•	grant the awards to those selected to participate;

•	determine the exercise price for options and stock appreciation rights; and

•	prescribe any limitations, restrictions and conditions upon any awards.

In addition, our Board will:

•	interpret the Amended Plan; and

•	make all other determinations and take all other actions that may be necessary or advisable to implement and administer the Amended Plan.

The Board may allocate or delegate its responsibilities to the extent permitted by applicable law or stock exchange rules.

Types of Awards

The Amended Plan permits the Board to make several types of awards and grants, including awards of shares of restricted stock, awards of restricted stock units, the grant of options to purchase shares of our Common Stock, awards of stock appreciation rights (“SARs”), awards of performance units, awards of performance bonuses, stock awards and other incentive awards.

Restricted Stock. Restricted shares of our Common Stock may be granted under the Amended Plan subject to such terms and conditions, including forfeiture and vesting provisions, time and performance-based restrictions, and restrictions against sale, transfer or other disposition as the Board may determine to be appropriate at the time of making the award. In addition to or in lieu of any time vesting conditions determined by the Board, vesting and/or the grant of restricted stock awards may be subject to our achievement of specified performance criteria. In addition, the Board may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition. Shares of restricted stock will generally vest upon the occurrence of a change of control.

Restricted Stock Units. A restricted stock unit entitles the recipient to receive a payment from us, following the lapse of restrictions on the award, equal to the fair market value of a share of our common stock. The Amended Plan provides for payment in the form of shares of our Common Stock or cash. Restricted stock units may be granted under the Amended Plan subject to such terms and conditions, including forfeiture and vesting provisions, as well as time and performance-based restrictions, as the Board may determine to be appropriate at the time of making the award. In addition to or in lieu of any time vesting conditions determined by the Compensation Committee, vesting and/or the grant of restricted stock units may be subject to our achievement of specified performance criteria. Restricted stock units would generally vest upon the occurrence of a change of control.

The Amended Plan also permits the Board to grant tandem cash dividend rights or dividend unit rights with respect to restricted stock units. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made by us with respect to a share of our Common Stock during the period the tandem restricted stock unit is outstanding. A grant of cash dividend rights may provide that such cash payments shall be paid directly to the participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem restricted stock unit award (with or without interest in the discretion of the Board) or be subject to such other provisions or restrictions as determined in the discretion of the Board. A dividend unit right is a contingent right to have an additional number of restricted stock units credited to a participant in respect of a restricted stock unit award equal to the number of shares of our Common Stock that could be purchased at fair market value with the amount of each cash distribution made by us with respect to a share of our Common Stock during the period the tandem restricted stock unit is outstanding. A grant of dividend unit rights shall be subject to the same vesting and payment provisions as the tandem restricted stock unit award.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of Common Stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under the Amended Plan will be determined by the Board at the time of the grant. The Board will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the Board may, in its discretion, impose limitations on the exercise of all or some options granted under the Amended Plan, such as specifying minimum periods of time after grant during which options may not be exercised. The Amended Plan generally provides for acceleration of the right of a participant to exercise his or her stock option in the event we experience a change of control.

The Amended Plan provides that the stock options may either be incentive stock options within the meaning of Section 422 of the Code, or nonqualified options, which are stock options other than incentive stock options.

Incentive Stock Options. Incentive stock options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share exercise price not less than the fair market value of Common Stock on the date the incentive stock option is granted. In the case of an incentive stock option granted to a stockholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share exercise price may not be less than 110% of the fair market value of the Common Stock on the date the incentive stock option is granted and the term of such option may not exceed five years. As required by Section 422 of the Code, the aggregate fair market value, determined at the time an incentive stock option is granted, of Common Stock with respect to which incentive stock options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

Nonqualified Options. Nonqualified options are stock options which do not qualify as incentive stock options under Section 422 of the Code. Nonqualified options may be granted to directors and consultants, as well as to employees, or those directors, consultants, and employees of subsidiaries in which we have a controlling interest. The exercise price for nonqualified options will be determined by the Board at the time the nonqualified options are granted, but may not be less than the fair market value of our Common Stock on the date the nonqualified option is granted. Nonqualified options are not subject to any of the restrictions described above with respect to incentive stock options. Incentive stock options and nonqualified options are treated differently for federal income tax purposes as described below under “– Tax Treatment.”

The Amended Plan provides that the exercise price of stock options may be paid (1) in cash, (2) subject to the prior approval by the Board, in whole shares of Common Stock, (3) subject to the prior approval by the Board, by withholding shares of Common Stock which otherwise would be acquired on exercise, or (4) subject to the prior approval by the Board, by a combination of the foregoing, equal in value to the exercise price. The Board may also permit a stock option to be exercised by a broker-dealer acting on behalf of a participant through procedures approved by the Board, as applicable.

Stock Appreciation Rights. Awards of SARs entitle the recipient to receive a payment from us equal to the amount of any increase in the fair market value of the shares of our Common Stock subject to the SAR award between the date of the grant of the SAR award and fair market value of these shares on the exercise date. The Amended Plan provides for payment in the form of shares of our Common Stock or cash. The Amended Plan generally provides for acceleration of the right of a participant to exercise his or her SAR in the event we experience a change of control.

Performance Unit Awards. Performance units entitle the recipient to receive a certain target, maximum or minimum value in cash or Common Stock per unit upon the achievement of performance goals established by the Board.

Performance Bonuses. A performance bonus entitles the recipient to receive a cash bonus upon the attainment of one or more performance targets established by the Board. The Amended Plan permits payment of performance bonuses in the form of cash or our Common Stock.

Stock Awards. A stock award entitles the recipient to shares of our Common Stock not subject to vesting or forfeiture restrictions. Stock awards are awarded with respect to such number of shares of our Common Stock and at such times as the Board may determine, and the Board may require a participant to pay a stipulated purchase price for each share of our Common Stock covered by a stock award.

Other Incentive Awards. The Amended Plan permits the grant of other incentive awards based upon, payable in or otherwise related to, in whole or in part, shares of our Common Stock if the Board determines that such other incentive awards are consistent with the purposes of the Amended Plan. Such other incentive awards may include, but are not limited to, Common Stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon our performance or any other factors designated by the Board, and awards valued by reference to the book value of our Common Stock or the value of securities or the performance of specified subsidiaries. Long-term cash awards are also permitted under the Amended Plan. Cash awards are also permitted as an element of or a supplement to any awards permitted under the Amended Plan. Awards are permitted in lieu of obligations to pay cash or deliver other property under the Amended Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act.

Transferability

Awards under the Amended Plan are not transferrable other than by will or by the laws of descent and distribution. Nonqualified Options are transferable on a limited basis, only with prior approval or authorization of the Board. In no event may a stock option be exercised after the expiration of its stated term.

Termination

Stock options, restricted stock, restricted stock units, SARs, performance units, performance bonuses and other incentive awards which have not vested will generally terminate immediately upon the holder’s termination of employment with us or any of our subsidiaries or affiliates, unless the Board specifies otherwise in an award agreement or elects to accelerate the vesting of the award. Unless the Board specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates as a result of death or disability, the employee (or personal representative in the case of death) may exercise any vested incentive stock options for a period of up to one year after such termination and any vested nonqualified option during the remaining term of the option. Unless the Board specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates for any other reason, the employee may exercise any vested option for a period of up to three months after such termination. Unless the Board specifies otherwise in an award agreement, if a consultant ceases to provide services to us or any of our subsidiaries or affiliates or a director terminates service as our director, the unvested portion of any award will be forfeited unless otherwise accelerated by the Board. Unless the Board specifies otherwise in an award agreement, a consultant or director may have three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any nonqualified options which are otherwise exercisable on the date of termination of service. No stock option or SAR may be exercised following the expiration date of the stock option or SAR.

Dilution; Substitution

The Amended Plan provides protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. The Amended Plan provides that, upon the occurrence of a change of control event, the Board would have discretion, without the consent of any participant or holder of an award, to the extent permitted by applicable law, to cancel awards and make payments in respect thereof in cash; replace awards with other rights or property selected by the Board; provide that awards will be assumed by a successor or survivor entity (or a parent or subsidiary thereof) or be exchanged for similar rights or awards based on the equity of the successor or survivor (or a parent or subsidiary thereof); adjust outstanding awards as appropriate to reflect the change of control event; accelerate any vesting schedule to which an award is subject; provide that awards are payable; and/or provide that awards terminate upon such event.

Amendment

The Board may amend the Amended Plan, or any part of the Amended Plan, at any time and for any reason. However, without stockholder approval, the Amended Plan may not be amended in a manner that would (i) materially increase the number of shares that may be issued under the Amended Plan, (ii) materially modify the requirements as to eligibility for participation in the Amended Plan, (iii) materially increase the benefits to participants provided by the Amended Plan, (iv) decrease the exercise price for an outstanding stock option or SAR, or (v) must otherwise be approved by the stockholders in order to comply with national securities exchange rules.

Tax Treatment

The following is a brief description of the U.S. federal income tax consequences, under existing law, with respect to awards that may be granted under the Amended Plan. This summary is based on current U.S. federal income tax laws and is not intended to provide or supplement tax advice to eligible employees or other participants. This summary is not intended to be exhaustive and does not describe state, local or foreign consequences, employment withholding tax consequences, or the effect, if any, of gift, estate and inheritance taxes.

Restricted Stock. A recipient of restricted stock generally will not recognize taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis in the stock, equal to the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in ordinary income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of ordinary income that must be recognized by virtue of the restricted stock grant. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Restricted Stock Units. A recipient of restricted stock units generally will not recognize taxable income until the recipient receives cash and/or the transfer of shares in satisfaction of the restricted stock unit award.

At that time, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income. If a recipient of restricted stock units subsequently sells any shares so transferred, he or she generally will realize capital gain or loss (at long-term or short-term rates depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis equal to the amount previously included in income as ordinary income with respect to such shares received in satisfaction of a restricted stock unit award. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required to recognize income by virtue of receipt of cash or shares, equal to the amount of taxable income recognized by the recipient.

Incentive Stock Options. An optionee will not realize taxable income upon the grant of an incentive stock option. As long as the optionee has been an employee of us or of one of our permissible corporate subsidiaries from the date of grant through the date the incentive stock option is exercised and if the incentive stock option is exercised during his or her period of employment and within three months after termination, the optionee will not recognize taxable income upon exercise. Upon exercise, however, the amount by which the fair market value of the shares with respect to which the incentive stock option is exercised (determined on the date of exercise) exceeds the exercise price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of common stock acquired by exercising an incentive stock option within two years from the date of the grant of the incentive stock option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the exercise price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an incentive stock option.

If any shares of common stock acquired upon exercise of an incentive stock option are resold or disposed of before the expiration of the prescribed holding periods (i.e., two years from grant and one year from exercise), the optionee will realize ordinary income instead of capital gain. The amount of the ordinary income realized will generally be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the exercise price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized upon the sale over the exercise price. Any additional gain would generally be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an incentive stock option, subject to Section 162(m) of the Code, we generally would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

If an optionee uses already owned shares of common stock to pay the exercise price under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of common stock are “statutory option stock,” and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of the stock in payment of the exercise price of an incentive stock option. If the stock used to pay the exercise price is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering the stock was exercised over the amount paid for the stock.

If an optionee effects a net exercise of an incentive stock option by surrendering a portion of the shares of stock with respect to which the option is exercisable to pay the exercise price, the surrender of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the fair market value of the surrendered stock.

Nonqualified Options. An optionee will not realize taxable income upon the grant of a nonqualified option. At the time the optionee exercises the nonqualified option, the amount by which the fair market value, at the time of exercise, of the shares with respect to which the nonqualified option is exercised exceeds the exercise price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as a capital gain or loss, at short-term or long-term rates depending on the length of time the stock was held by the optionee before sale.

If an optionee uses already owned shares of common stock to pay the exercise price under a nonqualified option, the number of shares received pursuant to the nonqualified option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of common stock are not “statutory option stock” or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified option will not be statutory option stock. However, if the already owned shares of common stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a premature disposition of the statutory option stock, whether the shares received upon exercise will be statutory option stock, or how the optionee’s basis will be allocated among the shares received.

Stock Appreciation Rights. A recipient of SARs will not realize taxable income upon the grant of a SAR. At the time the recipient exercises the SAR, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received upon exercise, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the recipient as a capital gain or loss, at short-term or long-term rates depending on the length of time the stock was held by the recipient before sale.

Performance Units and Performance Bonuses. A recipient of performance units or a performance bonus generally will not realize taxable income upon the grant of such award. The recipient will recognize ordinary income upon the receipt of cash and/or the transfer of shares in satisfaction of the award of performance units or performance bonus in an amount equal to the aggregate of any cash and the fair market value of any shares received. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received in satisfaction of the award, the difference between any amount realized on the sale and the fair market value of the shares at the time of their receipt will be taxed to the recipient as a capital gain or loss, at short-term or long-term rates depending on the length of time the stock was held by the recipient before sale.

Stock Awards. A recipient of a stock award will recognize ordinary income upon the receipt of shares in an amount equal to the fair market value of any shares received over the amount, if any, paid for the shares. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If a recipient subsequently sells the shares, he or she generally will realize capital gain or loss (at long-term or short-term rates depending on the holding period) in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the fair market value of the shares at the time of receipt plus the price paid for the stock, if any.

Other Incentive Awards. The specific tax consequences applicable with respect to other incentive awards granted under the Amended Plan will depend on the terms and conditions applicable to the award.

Code Section 162(m). Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to our “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as our chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in our proxy statement, regardless of whether any such individual is still employed by us.

Code Section 409A. The Amended Plan and any awards granted under it are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code and its related Treasury Regulations and guidance. If any provision of the Amended Plan or award granted under the Amended Plan is determined not to comply with Section 409A, the Board has authority to take any actions necessary and appropriate for compliance. No payments that would constitute “deferred compensation” upon termination of employment or other service under Section 409A will be made under the Amended Plan unless the termination is also a “separation from service” under Section 409A. If a participant is a “specified employee” under Section 409A, the commencement of any payments or benefits under the award will be deferred until six months plus one day following the date of the participant’s termination or, if earlier, death (or such other period as required to comply with Section 409A). The Company will not be liable for any additional tax, interest or penalties imposed on a participant by Section 409A of the Code or damages for failing to comply with Section 409A.

The foregoing is only a summary of the current effect of certain U.S. federal income taxation upon the participant and us with respect to the grant and exercise of awards or compensation granted under the Amended Plan. Participants are hereby notified that (i) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

Equity Compensation Plan Information

At our meeting of stockholders held on June 11, 2019, our stockholders approved the Midwest Holding Inc. 2019 Long-Term Incentive Plan which covered 102,000 shares of Common Stock. As of April 20, 2022, we had granted awards for up to 58,273 shares of Common Stock under the 2019 plan. At our meeting of stockholders held on June 29, 2021, our stockholders approved the 2020 Plan which covered 350,000 shares of Common Stock. As of April 20, 2022, we had granted awards for up to 312,042 shares of Common Stock under the 2020 plan. The weighted average exercise price for all outstanding options under the 2019 and 2020 plans is $48.50, an exercise price that significantly exceeds the $12.61 closing price on April 20, 2022, as reported by the Nasdaq Stock Market. We believe this current overhang, along with the proposed addition of 150,000 shares to the 2020 Plan, is reasonable considering the continued significant expansion of the Company and hiring of new key employees. Thus, our Board of Directors and management determined it would be in the best interest of the Company to adopt the Amended Plan for the reasons expressed above.

The following table provides information related to our Voting Common Stock which may be issued under our existing equity compensation plans as of April 20, 2021, including the 2020 Plan:

PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders: (1)	370,315	(1)	$48.50	(2)	81,685
Equity compensation plans not approved by security holders:	—		—		—
Total	370,315	(1)	$48.50	(2)	81,685

(1)	Of this total (i) 365,226 shares represent the number of shares of Voting Common Stock underlying outstanding stock options and (ii) 5,089 shares underlying outstanding time-vested RSU awards to our independent directors and assumes 100% issuance related to the RSUs.

(2)	The outstanding RSU awards do not have an exercise price.

New Plan Benefits

Awards under the Amended Plan are subject to the discretion of the Compensation Committee, and no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the Amended Plan; therefore, it is not possible to determine the future benefits that will be received by participants.

We anticipate that the Amended Plan will provide us with the flexibility to continue granting equity awards under the Amended Plan through the annual meeting of stockholders in 2025; however, this is only an estimate (in the Company’s judgment) based on current circumstances. The total number of shares subject to the Company’s award grants in any one year or from year to year may change based on a number of variables including, without limitation, the value of the Company’s stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the types of awards the Company grants and how the Company chooses to balance total compensation between cash and equity-based awards.

Approval by the Stockholders of the Proposal

Approval of the proposal to approve and adopt the Amended Plan as set forth in Annex A of this proxy statement requires the affirmative vote of the holders of a majority of the votes cast in person and by proxy at the Annual Meeting.

The Board believes that approval and adoption of the Amended Plan will promote our interests and the interests of the stockholders and continue to enable us to attract, retain and reward persons important to our success and provide incentives based on the attainment of corporate objectives and increases in stockholder value. Members of the Board are eligible to participate in the Amended Plan, and thus, have a personal interest in the approval and adoption of the Amended Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
PROPOSAL 2.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE REGARDING THE FREQUENCY OF VOTING ON THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

With respect to Proposal 3 and as required by Section 14A of the Exchange Act, the Company is providing stockholders with a non-binding, advisory vote on the frequency with which the Company’s stockholders shall have the non-binding, advisory “say-on-pay” vote on compensation paid to its named executive officers. Stockholders voted on a similar proposal at the Annual Meeting of Stockholders in 2016, with a majority of the votes cast at that meeting voting to hold the “say-on-pay” vote every third year. The Company held the “say-on-pay” vote last year at the 2021 annual meeting and, in accordance with the frequency vote from 2016, the Company will not hold a “say-on-pay” vote at this Annual Meeting. The Board of Directors now believes it is in the best interest of the Company to hold “say-on-pay” votes annually. The Company is asking whether the non-binding, advisory vote on the compensation paid to its named executive officers should occur every year, every two years or every three years. The Company asks that you support a frequency period of every year for future non-binding, advisory stockholder votes on the compensation paid to its named executive officers. Your vote on this Proposal 3 is a non-binding, advisory vote, which means that the Company and the Board are not required to take any action based on the outcome of the vote. However, the Board values the opinions of stockholders, and to the extent there is any significant vote in favor of one frequency over the other options, the Board will consider the sentiment of stockholders and evaluate any appropriate next steps.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR EVERY 1 YEAR” ON PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has concluded that the retention of Mazars USA LLP (“Mazars”) is in the best interests of Midwest and its stockholders and has appointed Mazars as Midwest’s independent registered public accounting firm for 2022. Mazars was appointed as Midwest’s external auditor in 2019. The Audit Committee evaluates the independent registered public accountant’s qualifications, performance, audit plan and independence each year. In addition to assuring the regular rotation of the lead audit partner every five years as required by SEC rules, one or more members of the Audit Committee will also meet with candidates for the lead audit partner and the Audit Committee will discuss the appointment before rotation occurs.

We are asking our stockholders to ratify the selection of Mazars as our independent registered public accounting firm for 2022. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Mazars to our stockholders for ratification as a matter of good corporate practice.

The Board recommends that stockholders vote “FOR” ratification of the appointment of Mazars as Midwest’s independent registered public accounting firm for 2022.

In the event stockholders do not ratify the appointment, it will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Midwest and our stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

The principal independent registered public accounting firm utilized by Midwest during 2021 and 2020 was Mazars USA LLP (“Mazars”). Midwest has signed engagement letters with Mazars outlining the expenses for both the audit work and the tax preparation which were approved by Midwest’s Board of Directors. The audit engagement letter had audit fees up to $447,500 for the three quarters of 2021 and the Form 10-K audit work.

The aggregate fees billed by Mazars to Midwest for the fiscal years ended December 31, 2021 and 2020 were as follows:

	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$432,781	$436,998
Audit-Related Fees(2)	62,449	92,818
Tax Fees(3)	72,235	45,510
	$567,465	$575,326

1)	Represents the aggregate fees billed and expenses for professional services rendered by the principal accountant for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by an independent registered public accounting firm in connection with statutory or regulatory filings or engagements for those fiscal years.

2)	Represents the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "audit fees."

3)	Represents the aggregate fees billed for professional services provided by the principal accountant for tax compliance, tax advice and tax planning.

STOCKHOLDER PROPOSALS

Under SEC Rule 14a-8, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2023 annual meeting of stockholders, the proposal must be received by us at our principal executive offices at 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506 by January 1, 2023, unless the date of our 2023 annual meeting of stockholders is more than 30 days from the anniversary date of our Annual Meeting, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2023 annual meeting of stockholders. The proposal should be sent to the attention of the Corporate Secretary of Midwest Holding Inc. The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, pursuant to our Bylaws, a stockholder who intends to nominate a candidate for election to the Board or to propose other business for consideration at the 2023 annual meeting of Stockholders must deliver to the Company notice and certain information concerning themselves and their shareholder proposal or Director nomination not less than 45 days nor more than 75 days prior to the anniversary date of the date on which the Company first mailed its proxy materials or notice of availability of proxy matters (whichever is earlier) for the preceding year’s annual meeting; provided, however, that, if the annual meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the date of the anniversary date of the preceding year’s annual meeting, notice must be delivered to us not later than the close of business on the later of the 120th day prior to the scheduled date of such annual meeting and not later than the latest of (i) the 90th day prior to such annual meeting, or (ii) the 10th day after public disclosure of the date of such annual meeting.

Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than February 16, 2023, and no later than March 18, 2023. Such notice should be addressed to: Midwest Holding Inc., Corporate Secretary, at 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for stockholder proposals.

For special meetings of the stockholders, the nomination or item of business must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Because of our relatively small size, to date we have not developed formal processes by which stockholders or other interested parties may communicate directly with members of our Board. Until formal procedures are developed and posted on our website, any communication to one or more members of our Board may be made by sending them in care of Corporate Secretary, Midwest Holding Inc., 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506. Stockholders should clearly note on the mailing envelope that the letter is a “Stockholder-Board Communication.” All such communications will be forwarded to the intended recipients.

ADDITIONAL INFORMATION

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Notice of the 2022 Annual Meeting along with this proxy statement and our shareholder letter are available at www.edocumentview.com/MDH. We will promptly provide to any stockholder, upon written request and without charge, a copy (without exhibits, unless otherwise requested) of our Annual Report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2021. Any such request should be directed to Midwest Holding Inc., Attn: Corporate Secretary, 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506 or by calling (402) 489-8266.

The Company is subject to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) and files with the SEC annual, quarterly and current reports, proxy statements and other documents. You may review and obtain copies of each such document filed by the Company with the SEC at the SEC’s address or website described in the following paragraph. However, the annual, quarterly and current reports, proxy statements and other documents filed by the Company with the SEC are not incorporated by reference into this proxy statement.

Statements made in this proxy statement regarding the contents of any contract or other documents are summaries of the material terms of the contract or document. The SEC maintains a website that contains reports, proxy and information statements and other documents that are filed with the SEC through the SEC’s EDGAR System. The website can be accessed at http://www.sec.gov.

Dated: April 20, 2022

By Order of the Board of Directors

/s/	Georgette Nicholas
Name:	Georgette Nicholas
Title:	Chief Executive Officer

ANNEX A

Amendment No. 1

to the

Midwest Holding Inc. 2020 Long-Term Incentive Plan

This Amendment No. 1 to the Midwest Holding Inc. 2020 Long-Term Incentive Plan (the “Plan”) was approved and adopted by the Board of Directors of Midwest Holding Inc. (the “Company”) on April 29, 2022, subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders for 2022. Upon such approval, the Plan is hereby amended, effective as of the date written below, as follows:

1.	The first sentence of Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“Subject to the limitations set forth herein, Five Hundred Thousand (500,000) shares of Common Stock are reserved for issuance pursuant to Awards made under this Plan.”

2.	Section 4.1(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“(a)        Subject to Article XII, the aggregate number of shares of Common Stock that may be covered by Options that are designated as Incentive Stock Options may not exceed Five Hundred Thousand (500,000).”

In all other respects, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been executed to be effective as of June [●], 2022.

MIDWEST HOLDING INC.

By:
Name: Georgette Nicholas
Title: Chief Executive Officer

Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. 01 - John Hompe 02 - Yadin Rozov 03 - Kevin Sheehan For Against Abstain For Against Abstain For Against Abstain 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03MXQD + + Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 4 and 5 and EVERY 1 YEAR for Proposal 3. A 1. Election of directors. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2022 Annual Meeting Proxy Card — Voting Common Stock For a term expiring in 2025 3. Vote on frequency of advisory vote on executive compensation of named executive officers 2 Years 3 Years Abstain 1 Year 2. Approval of an amendment to the 2020 Long-Term Incentive Plan, including an increase of 150,000 shares reserved for issuance under the Plan For Against Abstain 4. Ratification of appointment of independent registered public accounting firm 5. To authorize adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the proposals listed above For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 5 4 1 5 5 7 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM M MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # ∆≈ Online Go to www.envisionreports.com/MDH or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MDH Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by June 14, 2022 at 1:00 A.M., Eastern time Your vote matters – here’s how to vote!

Midwest Holding Inc. Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting Items C + + Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 14, 2022 Georgette Nicholas and Michael Minnich, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Midwest Holding Inc. to be held on June 14, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in accordance with the directions of the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Director nominees stated herein, FOR Proposals 2, 4 and 5 and EVERY 1 YEAR for Proposal 3. Please note that the proposal numbers stated on the reverse side correspond to the proposal numbers used in the proxy statement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. (Items to be voted appear on reverse side)